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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)     May 18, 1995
                                                  ---------------------------




                      McNEIL REAL ESTATE FUND XXIII, L.P.
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             (Exact name of registrant as specified in its charter)





         California                     0-15459                33-0139793
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)         File Number)         Identification No.)




             13760 Noel Road, Suite 700, LB70, Dallas, Texas, 75240
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              (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code  (214)  448-5800
                                                    -------------------------






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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On May 25, 1995, Woodbridge Apartments,  a 182 unit apartment complex located in
Wichita, Kansas, was sold to TGM Realty Corporation, an unaffiliated buyer, for a cash purchase price of $3,200,000. Net cash proceeds to McNeil Real Estate Fund XXIII, L.P., after payment of the underlying mortgage notes encumbering the property and various closing prorations, amounted to $441,949.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
- ------   --------------------------

On May 18, 1995, the United States Bankruptcy Court for the Northern District of Texas Dallas Division entered an order confirming the amended plan of reorganization for McNeil Real Estate Fund XXIII. The amended reorganization plan generally provides that the proceeds from the sale of Woodbridge Apartments be used to bring both mortgage holders current, with the remaining proceeds distributed among the other creditors. The judgment lien filed against Woodbridge Apartments, which had been rendered in connection with the Illinois rescission suit, will be paid in full under the amended reorganization plan. Additionally, payables and advances owed to affiliates of the General Partner are subordinated to the other creditors and the remaining balances of these debts will be discharged.





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                      McNEIL REAL ESTATE FUND XXIII, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:


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                                                   McNEIL REAL ESTATE FUND XXIII, L.P.



       June 2, 1995                                By:  /s/ Carol A. Fahs
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Date                                                    Carol A. Fahs
                                                        Chief Accounting Officer of McNeil Real Estate
                                                           Management, Inc.

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